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                                                                      Exhibit 32

                           SECTION 1350 CERTIFICATIONS

      In connection with the Annual Report of Magellan Petroleum Corporation (the "Company") on Form 10-K for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Daniel J. Samela, President, Chief Executive Officer and Chief Financial and Accounting Officer of the Company, does hereby certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

October 13, 2004                        By: /s/ Daniel J. Samela
                                        ------------------------
                                            Daniel J. Samela
                                            President, Chief Executive Officer
                                            and Chief Accounting
                                            and Financial Officer

      The foregoing certifications are accompanying the Report solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of
Section 1350, Chapter 63 of Title 18, United States Code) and are not deemed filed by the Company for purposes of the Securities Exchange Act of 1934.